INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 9 to Registration Statement under the Securities Act of 1933 (filed under Securities Act File No. 333-30221) and in Post-Effective Amendment No. 12 to Registration Statement under the Investment Company Act of 1940 (filed under Investment Company Act File No. 811-08273) (both of which are referred to as the "Post-Effective Amendment"), of our report dated January 17, 2003, appearing in the Annual Report to Shareholders of Builders Fixed Income Fund, Inc. relating to the Builders Fixed Income Fund for the year ended December 31, 2002, which report is incorporated by reference in the Statement of Additional Information forming a part of the Post-Effective Amendment, and to the reference to us under the heading "Financial Highlights" in the Prospectus also forming a part of such Post-Effective Amendment, and to the reference to us under the heading "Financial Statements" in the Statement of Additional Information.

/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
April 30, 2003